UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2010

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1-33784 (Commission File Number)	20-8084793 (I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue Oklahoma City, Oklahoma (Address of Principal Executive Offices)	73102 (Zip Code)

Registrant’s Telephone Number, including Area Code: (405) 429-5500

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement

On October 22, 2010, SandRidge Energy, Inc. (the “Company”), Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other Lenders party to the Amended and Restated Credit Agreement, dated as of April 22, 2010 (the “Credit Agreement”), agreed to amend the Credit Agreement. Among other things, the amendment:

•	reaffirms the existing Borrowing Base of $850 million;

•

establishes that the ratio of the Company’s Consolidated Funded Indebtedness to its Consolidated EBITDAX may not exceed 4.5:1.0 and removes step downs in the ratio to 4.25:1.0 and then to 4.0:1.0 that were scheduled to be effective June 30, 2011 and June 30, 2012, respectively;

•

establishes that the ratio of the Company’s secured indebtedness (including the secured indebtedness of the Company’s subsidiaries that are parties to the Credit Agreement) to its Consolidated EBITDAX may not exceed 2.0:1.0;

•

clarifies that net income (or loss) of any person accounted for on the equity method will be included in the calculation of Consolidated Net Income only to the extent of distributions received from such persons;

•

increases the threshold over which early hedge terminations or asset dispositions would result in an automatic reduction to the Borrowing Base from (A) an amount that would result in a pro forma reduction of 7.50% to the then effective Borrowing Base to (B) an amount that would result in a pro forma reduction of 10.0% to the then effective Borrowing Base; and

•	permits the sale of certain non-core assets without an automatic reduction to the Borrowing Base.

The amendment also makes other conforming changes.

Terms capitalized above have the meaning given to them in the Credit Agreement.

The description above is a summary only and is qualified in its entirety by reference to Amendment No. 1 and Scheduled Determination of the Borrowing Base to the Amended and Restated Credit Agreement, dated October 22, 2010, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference in response to this item.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Amendment No. 1 and Scheduled Determination of the Borrowing Base to the Amended and Restated Credit Agreement, dated October 22, 2010, among SandRidge Energy, Inc., each Lender party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC.
(Registrant)

Date: October 28, 2010	By:	/s/ Tom L. Ward
Tom L. Ward
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Name of Exhibit

10.1	Amendment No. 1 and Scheduled Determination of the Borrowing Base to the Amended and Restated Credit Agreement, dated October 22, 2010, among SandRidge Energy, Inc., each Lender party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer